September 10, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:      Krause's Furniture, Inc.
         CURRENT REPORT ON FORM 8-K

Ladies and Gentlemen:

     On behalf of Krause's Furniture, Inc., a Delaware corporation (the "Filing Person"), we transmit herewith for filing under the Securities Act of 1934, as amended, the Company's Current Report on Form 8-K, including the exhibits thereto.

     Please acknowledge receipt of this transmission by notifying the person indicated in the "Notify" line in the submission header of the above-referenced filing.

Very truly yours,


James L. Burns

Enclosures


cc:  Robert G. Sharpe
         Executive Vice President

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 26, 1996



                            Krause's Furniture, Inc.

             (Exact name of registrant as specified in its charter)



Delaware                             000-17868                 77-0310773
(State or other jurisdiction of    (Commission                (IRS Employer
 incorporation)                    File Number)                ID Number)


                   200 North Berry Street, Brea, CA 92621-3903
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (714) 990-3100


                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of the Registrant.

     On August 26, 1996, Krause's Furniture, Inc. (the "Company") received $17 million in equity and debt financing from existing stockholders of the Company and from new investors including General Electric Capital Corporation ("GECC"), Mr. Philip M. Hawley and certain trusts for the benefit of relatives of Mr. Hawley. Mr. Hawley also became the Company's Chairman and Chief Executive Officer.

     Mr. Hawley is the former Chairman and Chief Executive Officer of Carter Hawley Hale Stores.

The financing consists of equity and new subordinated debt, including:

         o The purchase by GECC of (i) 5 million newly issued shares of Common Stock, par value $.001 per share, at a purchase price of $1.00 per share and (ii) the Company's $5 million 10% Subordinated Note, at a purchase price of $5 million. As part of this transaction, GECC also received warrants to purchase an additional 1.4 million shares of Common Stock at a purchase price of $.001 per share.

         o The purchase by new investors, including Mr. Hawley, and certain of the Company's existing stockholders, including the Permal Group, of 4 million new shares of Common Stock at $1.00 per share.

         o The exchange of $2,950,000 principal amount of existing promissory notes of the Company, plus accrued interest, into 3,066,251 shares of Common Stock.

     In addition, substantially all of the Company's outstanding shares of Convertible Preferred Stock were converted into approximately 1.17 million shares of Common Stock. It is expected that the remaining outstanding shares of Convertible Preferred Stock will be exchanged into approximately 60,000 additional shares of the Company's Common Stock.

     For additional information concerning the financing, reference is made to the Securities Purchase Agreement between the Company and GECC and the form of Purchase Agreement among the Company and certain of the Company's stockholders. Copies of the Agreements are filed herewith as Exhibits.

     The shares of Common Stock acquired by GECC represent approximately 28.8% of the outstanding shares of the Common Stock, or 31.2% on a fully-diluted basis. In addition, as part of the GECC financing, certain of the Company's stockholders have given GECC the right to direct the voting of their shares under the circumstances set forth in the Stockholder's Agreement dated August 26, 1996. In effect, GECC may acquire voting control of the Company. A copy of the Agreement is filed herewith as an Exhibit.

     As part of the transaction the Company has entered into a Registration Rights Agreement permitting GECC and the other new and existing stockholders who participated in the financing to demand the registration of their shares under the Securities Act of 1933 and to participate in offerings made by the Company of its own shares, under the circumstances and subject to the conditions set forth in the Registration Rights Agreement, a copy of which has been filed as an Exhibit.

     For additional information concerning the financing, see the Company's press release, dated August 27, 1996, a copy of which is filed herewith as
Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b)  Not Applicable.

(c)  Exhibits.

     10.1 Form of Securities Purchase Agreement between the Company and GECC dated as of August 26, 1996.

     10.2 Form of $5,000,000 10% Subordinated Pay-In-Kind Note due August 31, 2001.

     10.3     Form of Warrant to Purchase 1,400,000 shares of Common Stock.

     10.4 Form of Securities Purchase Agreement between the Company and Certain Stockholders dated as of August 26, 1996.

     10.5 Form of Stockholders Agreement among the Company, GECC and certain other stockholders of the Company dated as of August 26, 1996.

     10.6 Form of Registration Rights Agreement among the Company and GECC and certain other stockholders of the Company dated as of August 26, 1996.

     10.7     Employment Agreement with Philip M. Hawley.

     99       Form of Press Release of the Company dated August 27, 1996.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 9, 1996

                                KRAUSE'S FURNITURE, INC.


                                By:  /s/ Robert G. Sharpe
                                Name:  Robert G. Sharpe


                                Title: Executive Vice President